PART II AND III

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Deep Green Waste and Recycling, Inc.

(Exact name of issuer as specified in its charter)

Wyoming

(State of other jurisdiction of incorporation or organization)

3225 Shallowford Road, NE, Suite 1020

Marietta, GA 30062

855-846-3337

(Address, including zip code, and telephone number,

including area code of issuer's principal executive office)

Matheau J. W. Stout, Esq.

400 E. Pratt Street, 8th Floor

Baltimore, Maryland 21202

(410) 429-7076

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7349
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: April 24, 2018

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

DEEP GREEN WASTE AND RECYCLING, INC.

3225 Shallowford Road, NE, Suite 1020

Marietta, GA 30062

855-846-3337

www.deepgreenwaste.com

10,000,000 Shares of Common Stock at $0.25 per Share

Minimum Investment:  5,000 Shares ($1,250.00)

Maximum Offering: $2,500,000.00

See The Offering - Page 6 and Securities Being Offered - Page 3 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 90 days from the date of qualification by the Securities And Exchange Commission,

Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 13 THROUGH PAGE 27 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions(1)	Proceeds to Company(2)	Proceeds to Other Persons(3)
Per Share	$0.25	$0	$0.25	None
Minimum Investment	$1,250.00	$0	$1,250.00	None
Maximum Offering	$2,500,000.00	$0	$2,500,000	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE

THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Deep Green Waste and Recycling, Inc., a Wyoming Corporation ("Deep Green" or the "Company"). There are 10,000,000 Shares being offered at a price of $.25 per Share with a minimum purchase of one (1) Share per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $2,500,000.00 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be deposited in an escrow account set up by Keystone to be held in escrow for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received by the escrow agent shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY'S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.25
Minimum Investment:	$1,250.00 per investor (5,000 Share of Common Stock)
Maximum Offering:	$2,500,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	10,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 32 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 90 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding(1)	104,851,540 Shares
Common Stock in this Offering	10,000,000 Shares
Stock to be outstanding after the offering(2)	114,851,540 Shares

(1) There is only one class of stock in the Company at present - Common Stock.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. At each closing, with respect to subscriptions accepted by the Company, funds held in escrow will be distributed to the Company, and the associated Shares will be issued to the investors that purchased such Shares. Investors may not withdraw their Shares from escrow unless the offering is terminated without a closing having occurred.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “DGWR.”  We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

INVESTMENT ANALYSIS

There is no assurance that Deep Green Waste and Recycling, Inc. will be profitable, or that management's opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

Going Concern

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During period ended December 31, 2017, the Company incurred net loss of $2,418,534.

The Company Has Limited Operating History

The Company has a limited operating history and has suffered losses and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations.

Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Have A Key Man Life Insurance Policies On the CEO Bill Edmonds

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, with the exception of the CEO, Bill Edmonds, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any other key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

Changes In Employment Laws Or Regulation Could Harm The Company's Performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's Bank Accounts Will Not Be Fully Insured

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's Business Plan Is Speculative

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred high level of debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment. There is high risk of default, if the Company is not able to raise additional capital and there is no assurance that the Company will be able to do so.

The Company's Expenses Could Increase Without a Corresponding Increase in Revenues

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company's consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products and services may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made.

The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company's Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us.

Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

High Client Concentration

Approximately 40% of the Company’s revenues are concentrated amongst four customers. Loss of any client will have significant negative impact on companies cashflow.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company's Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

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whether the Company can obtain sufficient capital to sustain and grow its business

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our ability to manage the Company's growth

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whether the Company can manage relationships with key vendors and advertisers

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demand for the Company's products and services

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the timing and costs of new and existing marketing and promotional efforts

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competition

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the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

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the overall strength and stability of domestic and international economies

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consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Its Growth Or Implement Its Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's consolidated results of operations.

The Company Faces Competition In The Company's Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to 'denial-of-service' attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A "Best Efforts" Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest Prior To Closing

All funds delivered in connection with subscriptions for the securities will be held in a non-interest bearing account until a closing of the Offering, if any. If we fail to close prior to the termination date, investor subscriptions will be returned without interest or deduction. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrarily Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is a Limited Public Trading Market for the Company's Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “DGWR.”  Our common stock experiences fluctuation in volume and trading prices.  There is no consistent and active trading market for the Company's securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company's securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors' Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company's business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

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actual or anticipated variations in our periodic operating results;

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changes in earnings estimates;

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changes in market valuations of similar companies;

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adverse market reaction to any increased indebtedness we may incur in the future;

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additions or departures of key personnel;

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speculation in the press or investment community.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 8.7% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately negative $2,741,728, based on the number of Shares of Common Stock 104,851,540 issued and outstanding. as of the date of this Offering Circular, that equates to a net tangible book value of approximately ($0.03) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders' equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.00 per share of Common Stock. Additionally, there are 5,805,000 warrants outstanding with an average exercise price of $0.1875 per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.02 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.25 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.25
Net Tangible Book Value per Share before Offering (based on 104,851,540 Shares)	($0.03)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 10,000,000 Shares)	$0.02
Net Tangible Book Value per Share after Offering (based on 114,851,540 issued and outstanding Shares)	$0.00
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.25

*Before deduction of offering expenses

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 10,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to break escrow and distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. The Company expects to hold closings when material funds are held in the escrow account. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in escrow for more than approximately 30 business days. At each closing, funds held in escrow will be distributed to the Company, and the associated Shares will be issued to the investors in such Shares. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the Company. Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in escrow will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 90 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 90 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is 5,000 Shares of Common Stock in the principal amount of $1,250.00. All subscription checks should be sent to the following address: _______________ .

In such case, subscription checks should be made payable to Deep Green Waste and Recycling, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $2,500,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $2,475,000.00 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	$250,000	$500,000	$1,000,000	$1,500,000	$2,000,000	$2,500,000
Working Capital	$250,000	$500,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Acquisition Capital				$500,000	$1,000,000	$1,500,000
TOTAL	$250,000	$500,000	$1,000,000	$1,500,000	$2,000,000	$2,500,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include "forward-looking statements" as defined in the Private   Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipate," "optimistic," "intend," "will" or other similar expressions. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with OTCMarkets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

Deep Green Waste and Recycling, Inc. (“We’ or the “Company” or “Deep Green”) is a full-service waste & recycling company that manages services to and logistics for large commercial properties throughout the continental U.S. The Company serves retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, office parks and more.  Our unique value proposition is in the design and execution of our end-to-end waste management program for our clients. Our programs not only save money on direct waste disposal, lower administrative costs and equipment costs, but they also provide income from direct recycling rebates. We have a presence in over 30 states across all regions of the United States, and serve approximately 300 commercial customers.

On August 24, 2017, Critic Clothing, Inc., a Wyoming corporation (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment.

Also, effective October 1, 2017, Deep Green acquired Columbia Financial Services Inc (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment.

Description of Property

The Company is headquartered at 3225 Shallowford Road NE 400 Suite 1020 Marietta, GA 30062. The lease on this property is $4,500 per month.

The Company’s subsidiaries CARE and CFSI are located at 12250 SE Capps Rd Clackamas, OR 97015.  The lease on this property is $5,000 per month.

Highlights

During the last twelve months, the Company focused on the following areas:

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Going public through a reverse merger with the goal of developing additional sources of financing and improving Company visibility to the investor community

•

Expanding its geographical coverage and product portfolio within the United States via the acquisitions of CARE and CFSI

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Growing revenue and expanding consolidated margins

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Building an organization structure that will allow us to execute on our growth strategy

Results of Operations

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

The following table sets forth a comparison of consolidated statements of operations by our business segments for the respective years ended December 31, 2017 and 2016.  The year 2017 includes the results of our acquisitions (CARE & CFSI) as of the acquisition date - October 1, 2017.  In accordance with U.S. generally accepted accounting principles (GAAP), operating results from CARE & CFSI prior to the acquisition date are excluded.

		2017			2016
	Services	Equipment	Total	Services	Equipment	Total
Net revenues	$8,929,185	$946,684	$9,875,869	$7,528,778	$-	$7,528,778
Cost of Revenues	7,273,010	485,766	$7,758,776	6,051,988	-	$6,051,988
Gross profit	1,656,175	460,918	2,117,093	1,476,790	-	1,476,790
Operating expenses:
Salary, wages and related expenses	1,533,364	186,161	1,719,525	1,194,457	-	1,194,457
Professional and consulting	191,774	2,775	194,549	44,455	-	44,455
Bad debt	106,964	5,194	112,158	76,855	-	76,855
Other operating	697,064	150,187	847,251	620,286	-	620,286
Depreciation and amortization	74,963	12,138	87,101	39,067	-	39,067
Total operating expenses	2,604,129	356,455	2,960,584	1,975,120	-	1,975,120

Operating income/(loss)	$(947,954)	$104,463	$(843,491)	$(498,330)	$-	$(498,330)

Other (income) expense:
Other expense			3,590			85
Loss on debt conversion			922,233			-
(Gain)/loss on disposal of fixed assets			13,212			(4,099)
Interest (income) expense:
Interest expense			636,008			407,946
Total other (income) expense and interest expense			1,575,043			403,932
Loss before income taxes			$(2,418,534)			$(902,262)

Our Services Business

Our services business segment reported operating losses of ($947,954) and ($498,330), respectively, for the years ended December 31, 2017 and 2016, an increase of ($449,624).  This increase is primarily due to higher employee related and professional and consulting expenses. Higher employee related costs were mainly related to execution on our plans to put the organizational structure in place to support our long-term growth strategy.  Higher professional and consulting expenses were driven by the legal and accounting costs associated with the reverse merger, acquisitions and audits.

Net Revenues

For the years ended December 31, 2017 and 2016, our services business had total sales of $8,929,185 and $7,528,778, respectively. For twelve months ended December 31, 2017, revenues increased by 18.6% or $1,400,407 due to an increase in total number of properties served.

Gross Profits

For the years ended December 31, 2017 and 2016, our services business had total gross profits of $1,656,175 and 18.5% and $1,476,790 and 19.6%, respectively. For the twelve months ended December 31, 2017 gross profits increased by $179,385 primarily due to the increase in revenues offset by increases in servicing costs.

Salaries, Wages and Related Expenses

For the years ended December 31, 2017 and 2016, our services business had salary, wages and related expenses of $1,533,364 and $1,194,458, respectively.  For the twelve months ended December 31, 2017 salaries, wages, and related expenses increased by $338,906 mainly due to executing on our plans to put the organizational structure in place to support our long-term growth strategy

Professional and Consulting

For the years ended December 31, 2017 and 2016, our services business had professional and consulting expenses of $191,774 and $44,455, respectively.  For the twelve months ended December 31, 2017 professional and consulting expenses increased by $147,319 due to increases in audit related expenses, legal and consulting related to our acquisition, reverse merger and temporary staffing.

Bad Debt

For the years ended December 31, 2017 and 2016, our services business had bad debt expense of $106,964 and $76,855, respectively.  For the twelve months ended December 31, 2017 bad debt expense increased by $30,109 due to an increase in dated accounts receivable that we determined were not likely to be collected.

Other Operating Expenses

For the years ended December 31, 2017 and 2016, our services business had other operating expenses of $697,064 and $620,286, respectively.  For the twelve months ended December 31, 2017 other operating expenses increased by $76,778 primarily due to expensing research and development costs of $162,336 offset by lower travel related expenses.

Depreciation and Amortization

For the years ended December 31, 2017 and 2016, our services business had depreciation and amortization expenses of $74,963 and $39,067, respectively.  For the twelve months ended December 31, 2017 depreciation and amortization expenses increased by $35,896 due to an increase in equipment installations at a number of properties we are managing.

Our Equipment Business

On October 1, 2017 Deep Green acquired CARE & CFSI (Our Equipment Business).  These strategic acquisitions were made to help grow and diversify our product portfolio.  CARE sells and services waste and recycling equipment, while CFSI finances the purchases of waste and recycling equipment.  Both acquisitions are natural extensions of the Deep Green managed services business. Synergies we expect to realize from these acquisitions include leveraging existing customer relationships to drive new managed service and equipment sales, rental and service cross-sale opportunities, replacing certain Deep Green equipment leased from third parties with acquired CARE equipment inventory and the ability to finance equipment sold by Deep Green through CFSI.  From the acquisition date until December 31, 2017, our Equipment business yielded $460,918 in Gross Profit and 48.7% Gross Margin.  Net revenues for the same period were $946,684, driven primarily by equipment sales, rentals and service.  Operating expenses were $356,455 which yielded Operating Income of $104,463 from the acquisition date until December 31, 2017.

Total Other (Income) /Expense and Interest Expense

For the years ended December 31, 2017 and 2016 our consolidated business had Other and Interest expenses of $1,575,043 and $403,932, respectively.  Other expense was $922,233 for the year ended December 31, 2017 vs $0 for the year ended December 31, 2016 driven primarily by the conversion of convertible notes and accrued interest into restricted shares of common stock during 4Q17.  Interest expense was $636,008 for the year ended December 31, 2017 vs $407,946 for the year ended December 31, 2016 driven primarily having the AEC facility in place for the full calendar year in 2017.

Liquidity and Capital Resources

We had negative working capital of $1,472,203 at December 31, 2017 compared to negative working capital of $2,097,633 at December 31, 2016, an improvement of $625,430. The improvement in negative working capital in 2017 was primarily due to our acquisition of CARE and CFSI.

Net cash used in operating activities for the years ended December 31, 2017, and December 31, 2016 was $551,084 and $411,672, respectively, net of changes in operating assets and liabilities.  The increase of $139,412 was primarily due to the increased operating losses partially offset by an increase in accounts receivable related to our acquisition for 2017.

Net cash used in investing activities for the years ended December 31, 2017, and December 31, 2016 was $1,066,821 and $104,867, respectively. The increase was of $961,954 was primarily due to the acquisitions of CARE and CFSI.

Net cash provided in financing activities for the years ended December 31, 2017, and December 31, 2016 was $1,844,509 and $439,826, respectively.  The increase was of $1,404,683 was primarily due to borrowings.

We have a history of operating losses as we have focused on building and growing our portfolio. The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has never been profitable and has incurred operating losses and negative operating cash flows since inception.  For the year ended December 31, 2017 the Company recorded a net loss of $2,418,534 and used $551,084 of cash in operating activities.  For the year ended December 31, 2016, the Company recorded a net loss of $902,262 and used $411,672 of cash for operating activities.

As of December 31, 2017, the Company had $282,379 in cash to fund its operations. The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company’s cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.

Trends of the Business

2018 Revenue Trend

For 2018, we expect to see continued revenue growth in both Our Service and Equipment Businesses as we leverage the cross sales opportunities of the existing customer relationships between the two and seek out organic growth opportunities in the markets we already serve.

2018 Gross Profit Trend

For 2018, we expect to see consolidated Gross Profit margins increase as we focus on growing our higher margin Equipment business and continue to focus on margin improvements in our Services business.

2018 SG&A Trend

For 2018, we intend to continue our focus on cost reductions. Areas of focus will include facilities costs, compensation, and driving cost synergies with our acquired companies.

In our opinion, the proceeds from this Offering will not satisfy our cash requirements and we anticipate it will be necessary to raise additional funds in the next twelve months to implement the plan of operations. We also anticipate that we will have additional capital requirements after the next twelve months and throughout 2018. During that time frame, we do not expect to be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate we may attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

The consolidated financial statements include the results of CARE and CFSI from October 1, 2017 through year-end 2017.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates.

In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at December 31, 2017 and December 31, 2016.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had an allowance for doubtful accounts of $187,781 and $79,000 as of December 31, 2017 and December 31, 2016, respectively.

Inventory

Inventories are stated at the lower of cost or market using the Average Cost Method. The company had Inventory of $357,524 and $0 for the year ended December 31, 2017 and December 31, 2016, respectively.  The entire inventory balance is related to our “CARE” subsidiary.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through December 31, 2017, the Company had not experienced impairment losses on its long-lived assets.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $8,713 and $21,363 for the year ended December 31, 2017 and December 31, 2016, respectively.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease
Service Equipment	5 Years

*Construction in Progress (CIP) is not depreciated until it is place in service.

Leases

We lease fixed assets in the ordinary course of our business. Our most significant lease obligations are for fixed assets specific to our industry. Our leases have varying terms. Some may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we consider in determining minimum lease payments. The leases are classified as either operating leases or capital leases, as appropriate.

Deferred Financing Policy

The Company presents deferred financing costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense.

Capital Leases

Assets under capital leases are capitalized using interest rates determined at the inception of each lease and are depreciated over either the useful life of the asset or the lease term, as appropriate, on a straight-line basis. The present value of the related lease payments is recorded as a debt obligation.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed. For managed service fees, we require that payment be received on the first day of the service month. For repairs, maintenance and construction open-top services, we bill in arrears and include those billings in unbilled revenue on the accompanying balance sheets. Certain revenue-producing transactions are subject to taxes, such as sales tax, assessed by governmental authorities. Sales tax is recorded as a liability until it is paid to the state agency for which the services were collected.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).  ASU 2016-02 impacts any entity that enters into a lease with some specified scope exceptions.  The new standard establishes a right-of-use (ROU) model that requires the lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either a finance or operating, with classification affecting the pattern of expense recognition in the statement of operations.  The guidance updates and supersedes Topic 840, Leases. For public entities, ASU 2016-02 is effective for fiscal years, and interim periods with those years, beginning after December 15, 2018 and early adoption is permitted.  A modified retrospective transition approach is required for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  The Company has not yet implemented this guidance.  However, based on the Company’s current operating lease arrangements, the Company does not expect adoption of this standard to have a material impact on its financial statements based on current obligations.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230). This standard addresses the classification of eight specific cash flow issues with the objective of reducing the existing diversity in practice.  ASU 2016-15 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of this new guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350).  This standard simplifies how an entity is required to test for goodwill impairment.  ASU 2017-04 will be effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019, with early adoption permitted after January 1, 2017.  We are currently evaluating the impact of this new guidance on our consolidated financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of April 24, 2018, the Deep Green Waste and Recycling, Inc. had 31 full-time employees, who were not an executive officer of the Company, and 0part-time employees.

The directors and executive officers of the Company as of December 31, 2017 are as follows:

Name	Position	Age	Date of Appointment	Hours Per Week

Bill Edmonds	President, CEO, Treasurer, Chairman	51	1/1/2016	40

David Bradford	COO, Board Member	70	1/1/2016	40

David Smith	Board Member, Secretary	47	9/11/2017	8

Josh Beckham	CFO	40	2/5/2018	40

Bill Edmonds, President, CEO, Treasurer, Secretary, Director

Bill Edmonds is the Company’s President, CEO, and Member of the Board. Before starting Deep Green, Bill spent years in telecommunications leadership. Bill left to help manage a waste & recycling business serving as CFO and later as VP of Operations at International Environmental Management (IEM), focused exclusively on malls, servicing 600 malls in the continental U.S. In 2011, IEM was sold to Waste Management (WM). Bill resigned immediately from WM, recruited a couple of key people to come along, and started DEEP GREEN.

Bill has an extensive background in Finance and managing large groups. He is a successful business owner who dwells on creating customized solutions for satisfied customers. He is a proven leader where success is the result of effort, ingenuity and accountability. Bill is a CPA with an active license in Georgia. He has B.S. degree from Georgia Tech and an executive MBA degree from Emory University.

David Bradford, COO, Director

David Bradford is the Company’s COO and member of the Board. David has devoted the majority of his senior management career to the telecommunications industry. From 1977 through 1987 he served in executive positions at the Chicago Tribune’s broadcast and cable television divisions. Positions included Vice President and General Manager for Tribune Cable Communications, Vice President of Operations for WGN Electronic Systems, and Director of Strategic Planning for Tribune Cable and subsidiaries.

At Tribune Cable he helped grow the company from a small 2,000 subscriber property to a major multiple system operator managing over 300,000 customers nationwide. David brings three decades of successful customer based operating experience to the team as well as many years of participation, guidance, and oversight in numerous debt and equity financings, acquisitions, and strategic restructuring.

David Smith, Director

David Smith is the Company’s independent director.  Currently, David is the Managing Director and CFO of Midtown Consulting group and the CFO of Orion Technology Solutions.  David has over 20 years of accounting, financial system integration and finance analytics experience.  He specializes in the telecommunications, utilities, and financial services industries. In addition, David has industry experience in business process improvement, back office accounting operations, ERP design and implementation, as well as complex programs.  Prior to joining Midtown Consulting, David led the CFO Services practice for the Washington DC office of a global consulting firm. His previous experience also includes management positions with BellSouth Corporation.

Josh Beckham, CFO

Josh is the Company’s CFO with over 17 years of experience in senior corporate financial management and has spent the last 8 years overseeing a succession of financial and analytical departments at AT&T.  Josh is a CPA with an active license in Georgia. He has received his undergraduate degree from the University of Georgia.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The directors of Deep Green Waste and Recycling, Inc. are, at present, not compensated by the Company for their roles as directors. For the three present directors, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company's discretion.

Executive Compensation

During the years ended December 31, 2016 and December 31, 2017, Deep Green Waste and Recycling, Inc. paid the following annualized salaries to its executive officers:

Name	Role	Year	Cash Compensation	Other Compensation	Total Compensation
Bill Edmonds	CEO	2016	$153,333	$41,550	$194,883
		2017	$207,833	$43,964	$251,797

David Bradford	COO	2016	$81,283	$24,412	$105,695
		2017	$124,533	$488	$125,021

Josh Becjham	CFO	2016	N/A	N/A	N/A
		2017	N/A	N/A	N/A

Employment Agreements

Messrs. Edmonds and Bradford entered into 5-year employment agreements with Deep Green Waste and Recycling, LLC on January 1, 2016 which were assigned and assumed by Deep Green Waste and Recycling, Inc. on August 24, 2017 following the Purchase and Conveyance Agreement with former company, Critic Clothing, Inc. The employment agreements are extendable for additional two-year terms.

On January 1, 2016, the Company entered into an agreement with David A. Bradford as Chief Operating Officer. In connection with his appointment, the Company and Mr. Bradford entered into a written employment agreement (the “Employment Agreement”) for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Employment Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”).  The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the Company in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the Company was most recently purchased by any party, including the Company. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the Company hereby grants the Executive an initial three and one-half percent (3.5%) ownership interest in the Company. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Bradford for “good reason” (each as defined in the Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for the remainder of the term, and (2) any Incentive Bonus as defined by the Employment Agreement.

On January 1, 2016, the Company entered into an agreement with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the Company and Mr. Edmonds entered into a written employment agreement (the “Employment Agreement”) for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Employment Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”).  The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the Company in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the Company was most recently purchased by any party, including the Company. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Edmonds for “good reason” (each as defined in the Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for the remainder of the term, and (2) any Incentive Bonus as defined by the Employment Agreement.

For the year ended December 31, 2017 and 2016, no bonuses were earned by either executive

On February 1, 2018 Deep Green Waste & Recycling, Inc. entered into an employment agreement with Josh Beckham. The agreement stipulates that Mr. Beckham shall be employed as Chief Financial Officer of the Company.  This Agreement shall be for a period of four years (the “Initial Term”), commencing upon the date of this Agreement and expiring on midnight of the last night immediately preceding the first day of the fifth (5th) year thereafter, and extended for additional one (1) year “Terms”, unless at least six (6) months prior to the expiration of the then-current Term, written notice is delivered by the party desiring to terminate the Agreement to the other party stating that the Agreement will terminate and not be extended.  This Agreement is also subject to early termination, as provided for within the agreement. Mr. Beckham shall receive a salary of One Hundred Twenty-Eight Thousand Dollars ($128,000) per annum and shall be increased not less than ten percent (10%) and not more than the greater of (i) twenty percent (20%) of the most recent Base Salary; or (ii) a percentage equal to an increase in the Company’s Enterprise Value over the most recently ended calendar year.  For purposes of this Agreement, “Enterprise Value” shall mean 1.2 times the Company’s gross annual revenue, net only of any taxes collected for and remitted to a governing body, and less the Company’s total liabilities, as reflected on the Company’s balance sheet.  As an inducement to Mr. Beckham to enter into this Agreement, the Company hereby grants the Executive a vesting ownership interest in the Company.  The Company shall grant the Executive 800,000 shares of the Company’s common stock, 200,000 shares of which will vest immediately upon commencement of employment, and 200,000 shares of which will vest on each of the three subsequent anniversary dates of employment in which the Executive is in the employ of the Company. In addition, on the first anniversary of employment, the Company will pay Mr. Beckham a “Stay” Bonus equal to ten percent (10%) of the Executive’s first year salary of $128,000. For each year of the Agreement in which the Company’s after-tax profits exceed Five Hundred Thousand Dollars ($500,000.00) the Company will pay the Executive a Discretionary Incentive Bonus of no less than three percent (3%) of the Company’s after-tax profits, as determined by the Company’s independent certified public accountant(s) in accordance with generally accepted accounting principles.  At the Executive’s sole and absolute election, any Discretionary Incentive Bonus shall be paid in any combination (i) of cash; (ii) pursuant to a deferred cash compensation arrangement; (iii) in ownership interest; and/or; (iv) in Options.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of three directors. One of our directors is "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Wyoming law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of April 24, 2018.  None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 104,851,540 Shares of Common Stock issued and outstanding as of April 30, 2018.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

Bill Edmonds	62,906,800 Common Shares	62,906,800 Common Shares
CEO, Director

David Bradford	12,005,400 Common Shares	12,005,400 Common Shares
COO, Director

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

Josh Beckham	115,786 Common Shares	115,786 Common Shares
CFO

David Smith	3,001,350 Common Shares	3,001,350 Common Shares
Director

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Cobalt Steel is a compactor rental Cobalt company wholly owned by the CEO, Bill Edmonds. Cobalt Steel owns and rents 7 compactors to Deep Green. Total Monthly rental payments paid to Cobalt equal $3,150.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Bill Edmonds through his beneficial ownership of 62,906,800 shares of Common Stock, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is One Thousand Two Hundred & FiftyOne Thousand Two Hundred & Fifty Dollars ($1,250.00) for the purchase of Five Thousand (5,000) Shares (the 'Minimum Subscription').

A subscription for One Thousand Two Hundred & Fifty Dollars ($1,250.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available.

Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on April 26, 2018.

Deep Green Waste and Recycling, Inc.

By: /s/ Bill Edmonds

Chief Executive Officer and Director April 26, 2018

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Josh Beckham

Chief Financial Officer and Director April 26, 2018

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Bill Edmonds

Bill Edmonds

Chief Executive Officer and Director April 30, 2018

SECTION F/S

Deep Green Waste & Recycling, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2017	December 31, 2016
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$282,379	$55,775
Accounts receivable , net of allowance for doubtful account of $187,781 at December 31, 2017 and $79,000 at December 31, 2016	260,462	338,004
Gross lease receivables	31,631	-
Lease investments	40,312	-
Unbilled revenues	296,542	184,279
Inventory	357,524	-
Debt discount	631,376	-
Prepaid expenses and other current assets	65,206	18,890
Total current assets	1,965,432	596,948

Property and equipment, net	246,897	281,102

Other assets:
Deposits	12,660	16,143
Intangible assets	148,875	-
Non-current lease receivables	89,594	-
Goodwill	710,928	-
Total other assets	962,057	16,143
Total assets	$3,174,386	$894,193

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,213,463	$1,367,733
Accrued expenses	79,460	-
Deferred compensation	72,347	46,015
Accrued interest	22,018	148,525
Deferred revenue	28,403	174,608
Shareholder loans	518,317	510,000
Short-term financing, net	495,659	390,923
Short-term capital lease	14,177	19,920
Customer deposits payable	62,872	36,857
Total current liabilities	3,506,716	2,694,581

Long-term liabilities
Shareholder loans	1,096,392	-
Long-term financing, net	453,203	-
Long-term capital lease	-	19,029
Total long-term liabilities	1,549,595	19,029
Total liabilities	5,056,311	2,713,610

Commitments and contingencies

Stockholders' deficit:
Common stock, $.0001 par value; 110,000,000 shares authorized; 95,597,102 and 86,255,660 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	9,560	8,626
Preferred Stock, $.0001 par value, 2,000,000 shares authorized; Zero and 2,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	-	-
Additional paid-in capital	2,510,465	155,372
Accumulated deficit	(4,401,950)	(1,983,415)
Total stockholders' deficit	(1,881,925)	(1,819,417)
Total liabilities and stockholders' deficit	$3,174,386	$894,193

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deep Green Waste & Recycling, Inc.

Condensed Consolidated Statement of Comprehensive Loss

(unaudited)

	Twelve months ended December 31,
	2017	2016
	(Unaudited)	(Audited)

Net revenue	$9,875,869	$7,528,778
Cost of revenue	7,758,776	6,051,988
Gross margin	2,117,093	1,476,790

Operating expenses:
Selling, general and administrative	2,566,776	1,814,743
Professional and consulting	194,550	44,455
Bad debt	112,158	76,855
Depreciation and amortization	87,100	39,067
Total operating expenses	2,960,584	1,975,120

Operating (loss)	(843,491)	(498,330)

Other income/(expense):
Gain/(loss) on disposal of fixed assets	(13,212)	4,099
Gain/(loss) debt conversion	(922,233)	0
Interest expense	(636,062)	(407,980)
Interest Income	53	34
Other Expense	(3,589)	(85)
Total other income/(expense)	(1,575,043)	(403,932)

Net (loss)	$(2,418,534)	$(902,262)

Net loss per common share:
Basic net loss per common share	$(0.03)	$(0.01)
Basic weighted-average common shares outstanding	88,241,577	86,255,660

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deep Green Waste & Recycling, Inc.

Condensed Consolidated Statement of Comprehensive Loss

(unaudited)

							Additional		Total
	Ordinary Shares		Common Stock		Preferred Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2016	86,255,660	$ 8,626			2,000	$ -	155,372	$(1,983,415)	$(1,819,417)

Reverse Merger Acquisition	(86,255,660)	(8,626)	86,255,660	8,626					-

Cancellation of Shares			(3,000,000)	(300)			300		-
Conversion of preferred stock to common stock warrants			-	-	(2,000)	(0)			-
Fractional shares from reverse merger			139	0					-
Issuance of common shares for cash			3,441,442	344					344
Conversion of Notes Payable			8,899,861	890			941,085		941,975
Net liability assumed in reverse merger							(200,000)		(200,000)
Note Conversion Costs							1,612,898		1,612,898
Other							810		810
Net Loss								(2,418,534)	(2,418,534)
Balance as of December 31, 2017	-	$ -	95,597,102	$ 9,560	-	$ (0)	$2,510,465	$(4,401,950)	$(1,881,925)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deep Green Waste & Recycling, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	Twelve months ended December 31,
	2017	2016
	(Unaudited)	(Audited)
Cash flows from operating activities:
Net loss	$(2,418,534)	$(902,262)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	87,101	39,067
Bad debt expense	(112,158)	(76,855)
Amortization of debt discount	169,018	-
Loss on disposal of fixed assets	-	(4,099)
(Gain)/Loss on note conversion	922,233	-
Changes in assets and liabilities:
Accounts receivable and unbilled revenue	471,621	(132,872)
Inventory	87,976	-
Prepaid expenses	103,957	(94,716)
Deposits	7,843	(16,143)
Accounts payable	530,430	635,412
Accrued expenses	49,419	(1,787)
Deferred compensation	26,333	46,015
Accrued interest	(351,410)	92,741
Deferred revenue	(147,608)	(18,308)
Customer deposits payable	22,695	22,135

Net cash used in operating activities	(551,084)	(411,672)

Cash flows from investing activities:
Purchase of fixed assets	(75,668)	(111,263)
Proceeds from sale of fixed assets	-	6,396
Acquisitions	(991,153)	-

Net cash used in investing activities	(1,066,821)	(104,867)

Cash flows from financing activities:
Proceeds from borrowings	1,570,000	400,929
Payments on borrowings	(234,589)	-
Payments of capital lease obligations	(24,772)	38,949
Conversion of borrowings to common stock	(630,000)	(8,679)
Common stock	934	8,626
Warrants	55,839	-
Paid in capital	1,107,097	-

Net cash provided by financing activities	1,844,509	439,826

Net increase (decrease) in cash and cash equivalents	226,604	(76,713)
Cash and cash equivalents at beginning of period	55,775	132,488
Cash and cash equivalents at end of period	$282,379	55,775

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$368,647	$282,241

Non-Cash investing and financing activities:
Conversion of deferred compensation	$8,641	$16,259

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deep Green Waste and Recycling, Inc.

Notes to the Condensed Consolidated Financial Statements

December 31, 2017

(unaudited)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Overview

Deep Green Waste and Recycling, Inc. (“We’ or the “Company” or “Deep Green”) is a full-service waste & recycling company that manages services to and logistics for large commercial properties throughout the continental U.S. The Company serves retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, office parks and more.  Our unique value proposition is in the design and execution of our end-to-end waste management program for our clients. Our programs not only save money on direct waste disposal, lower administrative costs and equipment costs, but they also provide income from direct recycling rebates. We have a presence in over 30 states across all regions of the United States, and serve approximately 300 commercial customers.

On August 24, 2017, Critic Clothing, Inc., a Wyoming corporation (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

The Merger is being accounted for as a “reverse merger,” and Deep Green Waste and Recycling, Inc. is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the unaudited condensed consolidated financial statements prior to the Merger will be those of Deep Green Waste and Recycling, Inc. and will be recorded at the historical cost basis of Deep Green Waste and Recycling, Inc., and the unaudited condensed consolidated financial statements after completion of the Merger will include the assets and liabilities of Deep Green Waste and Recycling, Inc., historical operations of Deep Green Waste and Recycling, Inc. and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of the Company’s common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•

Each percentage of Deep Green’s outstanding membership interest was converted into the right to receive 850,000,000 shares (850,000 post reverse share split) of the Company’s common stock,  par value $0.0001 per share (the “Common Stock”), with partial percentage interests to receive appropriate percentages of such number, all of which shares of Common Stock were issued in exchange for the total outstanding membership interests in Deep Green for eighty five percent (85%) of the Company outstanding Common Stock on a fully diluted basis as of the Closing Date, or a total of 85,000,000,000 shares (85,000,000 post reverse share split) of Common Stock.

•

Legacy shareholders of Critic Clothing, Inc received 4,697,102 shares (post reverse share split) of Deep Green common stock.

•

Deep Green provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting percentage interests.

Also on August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, John Figliolini. Pursuant to the Conveyance Agreement, the Company transferred all assets and business operations associated with its extreme sports apparel activities to Mr. Figliolini’s company. In exchange, Mr. Figliolini agreed to cancel 3,000,0000 shares (post reverse share split) in the Company and to assume and cancel all liabilities relating to the Company’s former business, except for two convertible promissory notes held by Antevorta Capital Partners, Ltd. (“Antevorta”) in the aggregate principal amount of $200,000, of which $139,849.64 remains outstanding.

As a result of the Purchase Agreement and Conveyance Agreement, Critic Clothing, Inc. is no longer pursuing its former business plan. Under the direction of the Company’s newly appointed officers and directors, as set forth below, the Company is now a full-service waste & recycling company that manages services to and logistics for large commercial properties throughout the continental U.S.

Our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we have a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. New stock certificates will be issued upon surrender of the shareholders’ old certificates. All common share amounts presented have been retroactively adjusted for the reverse stock split.

In addition, our board of directors and majority shareholders approved a name change to Deep Green Waste and Recycling, Inc. In connection with the reverse split and name change we have submitted the required information to FINRA and received a market effective date of September 27, 2017. Our common stock was quoted under the symbol “CRTCD” for a period of 20 trading days. Our common stock will be traded under the symbol “DGWR” that more resembles our new name.  On September 12, 2017, The Deep Green Waste and Recycling, Inc. Board of Directors approved and adopted a resolution to reduce the number of authorized common shares from 110,000,000,000 to 250,000,000.

Prior to the merger on June 26, 2017, Critic Clothing, Inc. entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s preferred stock held by Saint James into a warrant to purchase 5,000,000 shares of the Company’s common stock at $0.30 per share.  Subsequent to the merger, the Deep Green Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20.  These are three-year warrants that will expire on June 25, 2020.

In October 2017 Deep Green Waste & Recycling Inc. successfully completed a $1.4 million round of financing. $1,005,000 of the proceeds were used to purchase an equipment company and an equipment financing company. The remainder was used for working capital.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

Also, effective October 1, 2017, Deep Green acquired Columbia Financial Services Inc (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 19, 2017, the Company issued a convertible note payable to John Figliolini for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Mr. Figliolini may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued to Mr. Figliolini.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 17, 2017, the Company issued a convertible note payable to Torey Jean Gault for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Mr. Gault may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued to Mr. Gault.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 19, 2017, the Company issued a convertible note payable to Anna and Michael Castoro for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, the Castoro’s may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued to the Castoro’s.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 20, 2017, the Company issued a convertible note payable to White Crest, LLC for $400,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, White Crest, LLC may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 200,000 common stock purchase warrants were issued to White Crest, LLC.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 18, 2017, the Company issued a convertible note payable to Tirante Finance Ltd. for $850,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Tirante Finance Ltd. may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 425,000 common stock purchase warrants were issued to Tirante Finance Ltd.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On November 20, 2017, the Company issued a convertible note payable to Transglobal Finance, Inc. for $70,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Transglobal Finance, Inc. may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued Transglobal Finance, Inc.  These warrants carry a three-year term with an exercise price of $0.175 per share.

Liquidity, Going Concern and Uncertainties

The condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company’s operations have not generated sufficient revenues to enable profitability. As of December 31, 2017, the Company had a stockholders’ deficit of ($1,881,925) and has incurred net losses of ($2,418,534) and ($902,262) for the year ended December 31, 2017 and 2016, respectively. Based on the current projections, management believes that the existing cash at December 31, 2017 will not be sufficient to fund operations for at least the next twelve months following the issuance of these financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as equity and/or debt financings and/or other strategic relationships. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to cut operating costs and other initiatives required to reach profitability, which would likely have a material adverse effect on the Company.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

The consolidated financial statements include the results of CARE and CFSI from October 1, 2017 through year-end 2017.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at December 31, 2017 and December 31, 2016.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had an allowance for doubtful accounts of $187,781 and $79,000 as of December 31, 2017 and December 31, 2016, respectively.

Inventory

Inventories are stated at the lower of cost or market using the Average Cost Method. The company had Inventory of $357,524 and $0 for the year ended December 31, 2017 and December 31, 2016, respectively.  The entire inventory balance is related to our “CARE” subsidiary.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through December 31, 2017, the Company had not experienced impairment losses on its long-lived assets.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $8,713 and $21,363 for the year ended December 31, 2017 and December 31, 2016, respectively.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease
Service Equipment	5 Years

*Construction in Progress (CIP) is not depreciated until it is place in service.

Leases

We lease fixed assets in the ordinary course of our business. Our most significant lease obligations are for fixed assets specific to our industry. Our leases have varying terms. Some may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we consider in determining minimum lease payments. The leases are classified as either operating leases or capital leases, as appropriate.

Deferred Financing Policy

The Company presents deferred financing costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense.

Capital Leases

Assets under capital leases are capitalized using interest rates determined at the inception of each lease and are depreciated over either the useful life of the asset or the lease term, as appropriate, on a straight-line basis. The present value of the related lease payments is recorded as a debt obligation.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed. For managed service fees, we require that payment be received on the first day of the service month. For repairs, maintenance and construction open-top services, we bill in arrears and include those billings in unbilled revenue on the accompanying balance sheets. Certain revenue-producing transactions are subject to taxes, such as sales tax, assessed by governmental authorities. Sales tax is recorded as a liability until it is paid to the state agency for which the services were collected.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).  ASU 2016-02 impacts any entity that enters into a lease with some specified scope exceptions.  The new standard establishes a right-of-use (ROU) model that requires the lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either a finance or operating, with classification affecting the pattern of expense recognition in the statement of operations.  The guidance updates and supersedes Topic 840, Leases. For public entities, ASU 2016-02 is effective for fiscal years, and interim periods with those years, beginning after December 15, 2018 and early adoption is permitted.  A modified retrospective transition approach is required for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  The Company has not yet implemented this guidance.  However, based on the Company’s current operating lease arrangements, the Company does not expect adoption of this standard to have a material impact on its financial statements based on current obligations.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230). This standard addresses the classification of eight specific cash flow issues with the objective of reducing the existing diversity in practice.  ASU 2016-15 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of this new guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350).  This standard simplifies how an entity is required to test for goodwill impairment.  ASU 2017-04 will be effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019, with early adoption permitted after January 1, 2017.  We are currently evaluating the impact of this new guidance on our consolidated financial statements.

NOTE 3 - FIXED ASSETS

Fixed assets consist of the following:

	December 31, 2017	December 31, 2016
Software	$99,025	$87,708
Office Equipment	60,150	56,947
Furniture and Fixtures	7,774	4,574
Waste and Recycling Equipment	199,936	55,670
Leasehold Improvements	2,400	2,100
Service Equipment	33,625	-
Remote Monitors for Compactors, CIP	-	149,354
Fixed Assets, Gross	402,910	356,353

Less Accumulated Depreciation and Amortization	(156,013)	(75,250)

Fixed Assets, Net	$246,897	$281,102

NOTE 4 - ACQUISITIONS

Our December 31, 2017 operating results include the results from CARE and CFSI following the acquisition date of October 1, 2017. The fair value measurements were primarily based on significant inputs that are not observable in the market and thus represent a Level 3 measurement as defined in ASC 820, other than long-term debt assumed in the acquisition. Our December 31, 2017 consolidated balance sheet includes the assets and liabilities of CARE and CFSI, which have been measured at estimated fair value.

The following table summarizes the preliminary estimated fair values of the CARE and CFSI assets acquired and liabilities assumed as of the acquisition date.

	CARE	CFSI
Assets Acquired
Cash	$(14,461)	$58,308
Accounts Receivable	330,290	22,938
All Other Current Assets	449,555	105,735
Property, Plant & Equipment	36,955	83,500
Intangible Assets	155,000	-
Other Assets	4,360	96,759
Goodwill	350,578	360,350
Total Assets Acquired	$1,312,277	$727,590

Liabilities Assumed
Current Liabilities	379,577	51,405
Other Non-Current Liabilities	-	78,884
Total Liabilities Assumed	379,577	130,290
Net Assets Acquired	$932,700	$597,300

These estimates are preliminary in nature and subject to adjustments, which could be material. Any necessary adjustments will be finalized within one year from the date of acquisition. Substantially all the receivables acquired are expected to be collectible. We have not identified any material unrecorded pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount can be reasonably estimated. Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the fair value of the net assets acquired, and represents the future economic benefits that we expect to achieve as a result of the acquisition. Prior to the finalization of the purchase price allocation, if information becomes available that would indicate it is probable that such events had occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation and may change goodwill.

NOTE 5 - FINANCING

	December 31, 2017	December 31, 2016
Advanced Energy Capital - factored receivables	$114,878	$111,051
Advanced Energy Capital - Merchant cash advance	218,512	166,500
Tirante Finance, LTD - note payable	-	199,965
Short-Term Notes Payable	622,230	-
Long-Term Notes Payable	1,482,619	-
	2,438,240	477,516
Less original issue discount	(669,876)	(86,593)
Financing, net	$1,768,364	$390,923

2017

On January 13, 2017, the company issued a secured note with Torey Gault in the aggregate principal amount of $49,800 at an original issue discount amount of $47,428. The company issued to the purchaser a two-year option to purchase zero-point one nine percent (0.19%) of the company’s membership units for $190. This option was exercised immediately. This note is secured by the assets of the company and personally guaranteed by the President, Bill Edmonds. The term of the note shall be one year and the face amount of the note is $ 49,800. Payments will be made in 12 equal monthly payments of $4,726 with an interest rate of 16%.

On July 27, 2017, the Company issued notes to the following parties with the respective face values:  Chris and Lindsay Montag, $20,000, Virginia Haubert, $30,000, Josh Beckham, $20,000, Jonja Maner, $25,000 and Mary Williams, $25,000. These are 12-month notes with an annual interest rate of 12%.  The notes are secured by accounts receivable or cash balances of Deep Green.

On September 7, 2017, Deep Green and AEC amended their factoring agreement so that the Maximum Outstanding balance from Deep Green to AEC moved from $500,000 to $775,000. Accordingly, the calculation for the Minimum Monthly Commission was also amended to reflect the new aggregate advance maximum of $775,000.

On September 15, 2017, the Company and AEC amended their factoring agreement to allow Deep Green to extend the period for repayment of existing chargeback invoices.  The total invoices covered by this amendment is $210,078, which included $21,649 in liquidated damages.  Repayment terms require weekly payments of $5,600 for a period of 28 weeks.  The first payment was made on October 5, 2017.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock of for $902,700. $586,890, was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

Also, effective October 1, 2017, Deep Green acquired Columbia Financial Services Inc (CFSI), a Portland Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock of for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 19, 2017, the Company issued a convertible note payable to John Figliolini for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Mr. Figliolini may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued to Mr. Figliolini.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 17, 2017, the Company issued a convertible note payable to Torey Jean Gault for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Mr. Gault may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued to Mr. Gault.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 19, 2017, the Company issued a convertible note payable to Anna and Michael Castoro for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, the Castoros may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued to the Castoros.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 20, 2017, the Company issued a convertible note payable to White Crest, LLC for $400,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, White Crest, LLC may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 400,000 common stock purchase warrants were issued to White Crest, LLC.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On October 18, 2017, the Company issued a convertible note payable to Tirante Finance Ltd. for $850,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Tirante Finance Ltd. may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share. At the same time, 425,000 common stock purchase warrants were issued to Tirante Finance Ltd.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On November 20, 2017, the Company issued a convertible note payable to Transglobal Finance, Inc. for $70,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance with principle payments beginning in month 7 for 24 equal monthly payments. At any time prior to repayment of the note, Transglobal Finance, Inc. may convert the principal and accrued interest into Deep Green securities at a cost of $0.20 per share.  At the same time, 25,000 common stock purchase warrants were issued Transglobal Finance, Inc.  These warrants carry a three-year term with an exercise price of $0.175 per share.

Effective November 30, 2017, all the notes that were issued on July 27, 2017 (Montag - $20,000, Haubert- $30,000, Beckham -$20,000, Maner - $25,000 and Williams - $25,000) were converted into 694,715 shares of common stock. The Company issued warrants equal to ten (10%) of the shares issued following conversion - 69,472 warrants.  Such warrants shall be exercisable at $0.20 per share; expire in three (3) years and will have piggyback registration rights.  The company recognized a ($131,984) loss related to the conversion of this debt in the 4th Quarter of 2017.

2016

On May 5, 2016, the Company into an agreement with Life Capital that advanced cash of $225,000 based on $303,500 of future receivables. The first daily payment of $1,400 was paid on May 10, 2016. The imputed interest rate was 41% and the term was 10 months. This note was personally guaranteed by the President, Bill Edmonds. This facility was replaced by the Advanced Energy Capital financing agreement entered into on December 16, 2016.

On May 19, 2016, the Company entered a financing agreement with KCG Capital that advanced cash of $175,000 based on $241,500 of future receivables. The first daily payment of $2,012 was paid on May 23, 2016. The imputed interest rate was 114%. This note was personally guaranteed by the CEO, Bill Edmonds. This facility was replaced by the Advanced Energy Capital financing agreement entered into on December 16, 2016.

On September 20, 2016, the Company entered a financing agreement with Global Merchant Cash that advanced cash of $200,000 based on $274,000 of future receivables. The first daily payment of $1,957 was paid on September 20, 2016. The imputed interest rate was 111%. This note was personally guaranteed by the CEO, Bill Edmonds. This facility was replaced by the Advanced Energy Capital financing agreement entered into on December 16, 2016.

On December 16, 2016, the Company entered a 1st position financing agreement with Advanced Energy Capital (AEC) that factored, with recourse, their current accounts receivables which funded initially at $303,455, with an original debt discount (“OID”) of $33,850. As of September 30, 2017, the facility settled at $77,707. AEC charges a factoring commission (the “Factoring Commission”) which is deducted from the face value of each account upon collection.  The Factoring Commission, which is based on the number of days an Account is outstanding from the date of such invoice issuance, is as follows:  1.89% of the face value of each invoice purchased under the facility (each, a “Purchased Account”) and, after the 30th day, an additional 0.66% for every 10-day period (or any part thereof) an invoice remains outstanding and, after the 80th day, an additional 0.95% of the face value of each invoice purchased for every 10-day period (or any part thereof) an invoice remains outstanding.  In all instances, the Factoring Commission is subject to adjustment in order to take the Minimum Monthly Fees into account.  Minimum Monthly Fee is any amount by which the aggregate dollar amount of the factoring discount earned in any month (prorated for partial months) is less than the Minimum Monthly Commission, which Minimum Monthly Fee accrues and is paid by Deep Green on the first Business Day of the following month.  “Minimum Monthly Commission” is the aggregate dollar amount of the factoring discount which the AEC would have earned if AEC had Purchased Accounts with an aggregate Face Amount of $500,000 during any one (1) calendar month period such that a Factoring Commission of 3.87% is applied to the difference between the actual factored amount of Purchased Accounts in the given month and the minimum volume of $500,000 per month hereunder.

Upon AEC’s receipt and acceptance of each Assignment, AEC pays to Deep Green up to eighty-five percent (85.0%) of the face value of the Accounts therein described on an ongoing basis, with the initial purchase hereunder consisting of 90% of the face value of eligible Accounts on current invoices up to 30 days from invoice date, 85% on eligible Accounts between 31 and 60 days from invoice date, 80% on those 61 to 90 days and up to 75% for eligible Accounts aged between 91 and up to 120 days from invoice date.  Notwithstanding anything to the contrary contained in this Agreement, the maximum outstanding balance of Deep Green to AEC is Four Hundred Twenty-Five Thousand ($425,000) Dollars (the “Maximum Advance”).

AEC holds in reserve the difference between the Purchase Price and the Advance (the “Reserve”) and, provided there are no outstanding chargebacks or disputes, will pay to Deep Green, the Reserve, less any sums due AEC hereunder, five (5) Business Days from the date on which the Accounts have been collected in full in good funds, or have been charged back and/or deemed collected by AEC due to an Account Debtor’s Insolvency (as defined in Section 6). For purposes of this Agreement, the term, “Business Day”, shall mean any day which is not a Saturday, Sunday or other day on which national banks are authorized or required to be closed.  For all purposes under this Agreement, Clearance Days (defined as 3 banking days) is added to the date on which AEC receives any payment.

On December 16, 2016, AEC purchased additional future receivables of Deep Green and advanced cash of $125,000 based on $169,000 of future receivables less OID of $44,000. The first weekly payment of $2,500 was paid in the last week of 2016.  After 6 weekly payments of $2,500, the weekly payment will increase to $5,300 and continued through August 22, 2017. The imputed interest rate is annualized at 46.9%.

On December 19, 2016, we issued a note payable to Tirante Finance, LTD in the amount of $200,000 at an annual interest rate of 16%.  This agreement has an incentive option where the lender can purchase 0.62% membership interest in Deep Green for $620. At September 30, 2017, the balance due on the loan was 104,046 less OID of $5,000.  This note will be paid in the 12 equal monthly installments of $18,125, with the final payment on December 20, 2017. This note is personally guaranteed by the CEO, Bill Edmonds.

NOTE 6 - SHAREHOLDERS’ LOANS

	December 31, 2017	December 31, 2016
Note Payable, Interest rate 12%, due on demand	$-	$45,000
Note payable, Interest rate 20%, due on demand	-	465,000
Total Shareholders’ Loans	$-	$510,000

On July 25, 2012, the Company issued a note payable to a member in the amount of $22,500 at an annual rate of 12%. At December 31, 2016 and September 30, 2017, the balance due on the loan was $22,500. This note is due on demand.

On July 25, 2012, the Company issued a note payable to a member in the amount of $22,500 at an annual rate of 12%. At December 31, 2016 and September 30, 2017, the balance due on the loan was $22,500. This note is due upon demand.

On April 27, 2013, the Company issued a note payable to a member in the amount of $25,000 at an annual interest rate of 20%. At December 31, 2016 and September 30, 2017, the balance due on the loan was $25,000.  This note is due on demand.

On September 27, 2013, the Company issued a note payable to a member in the amount of $25,000 at an annual interest rate of 20%.  At December 31, 2016 and September 30, 2017, the balance due on the loan was $25,000. This note is due on demand.

On January 22, 2014, the Company issued a note payable to a member in the amount of $30,000 at an annual interest rate of 20%.  At December 31, 2016 and September 30, 2017, the balance due on the loan was $30,000. This note is due on demand.

On December 20, 2015, the Company issued a note payable to a member in the amount of $110,000 at an annual interest rate of 20%.  At December 31, 2016 and September 30, 2017, the balance due on the loan was $110,000. This note is due on demand.

On January 17, 2016, the Company issued a note payable to a member in the amount of $25,000 at an annual interest rate of 20%.  At December 31, 2016 and September 30, 2017, the balance due on the loan was $25,000. This note is due on demand.

On January 25, 2016, the Company issued a note payable to a member in the amount of $200,000 at an annual interest rate of 20%.  At December 31, 2016 and September 30, 2017, the balance due on the loan was $200,000. This note is due on demand.

On March 9, 2016, the Company issued a note payable to a member in the amount of $50,000 at an annual interest rate of 20%.  At December 31, 2016 and September 30, 2017, the balance due on the loan was $50,000. This note is due on demand.

Effective November 30, 2017, the entire balance of shareholders’ loans plus accrued interest, $744,725, was converted into 4,159,584 shares of common stock. The Company issued warrants equal to ten (10%) of the shares issued following conversion - 415,958 warrants.  Such warrants shall be exercisable at $0.20 per share; expire in three (3) years and will have piggyback registration rights.  The company recognized a ($790,249) loss related to the conversion of this debt in the 4th Quarter of 2017.

NOTE 7 - CAPITAL AND OPERATING LEASE OBLIGATIONS

The following is a schedule of the future required payments under our lease agreements in effect at December 31, 2017:

			Operating
		Capital Leases	Leases	Total
	2018	$63,923	$88,800	$152,723
	2019	32,261	60,000	92,261
	2020	18,669	60,000	78,669
	2021	15,134	60,000	75,134
	2022	6,232	60,000	66,232
Thereafter		-	820,000	820,000
Total minimum lease payments		$136,218	$1,148,800	$1,285,018
Less amount representing interest		(12,689)
Present value of net minimum obligations		123,528
Less current obligation under capital lease		(44,771)
Long-term obligation under capital lease		$78,758

Our principal executive office is located at 3225 Shallowford Road, Suite 1020, Marietta, Georgia 30062.  Our leased premises are 4,500 square feet and are utilized for corporate business offices.   The lease on this this property is $4,500 per month. Our premises are subject to a lease agreement expiring June 30, 2017.

The company’s subsidiaries CARE and CFSI are located at 12250 SE Capps Rd Clackamas, OR 97015.  Our leased premises are 4,500 square feet.  The lease on this property is $5,000 per month. The premise is subject to a lease agreement expiring August 31, 2035.

The Company leases equipment under leases classified as capital leases. The leased equipment is amortized on a straight-line basis over 5 years.

NOTE 8 - CONCENTRATION OF REVENUE

For the year ended December 31, 2017, the Company had two customers that accounted for 18% and 14% of revenue.  For the year ended December 30, 2016, the Company had three customers that accounted for 25%, 19%, and 10% of revenue, respectively.

NOTE 9 - NET LOSS PER SHARE

The Company accounts for and discloses net loss per share in accordance with FASB ASC Topic 260, Earnings Per Share. Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding.  Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares that would have been outstanding during the period assuming the issuance of common shares for all potential dilutive common shares outstanding.  Potential common shares consist of shares issuable upon the exercise of warrants. For the year ended December 31, 2017, 6,210,430 common stock warrants are outstanding but are considered anti-dilutive due to the net loss.

NOTE 10 - RELATED PARTY

Steel is a compactor rental Cobalt company wholly owned by the CEO, Bill Edmonds. Cobalt Steel owns and rents 7 compactors to Deep Green. Total Monthly rental payments paid to Cobalt equal $3,150.

NOTE 11 - EMPLOYMENT AGREEMENTS AND DEFERRED COMPENSATION

On January 1, 2016, the Company entered into an agreement with David A. Bradford as Chief Operating Officer. In connection with his appointment, the Company and Mr. Bradford entered into a written employment agreement (the “Employment Agreement”) for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Employment Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”).  The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the Company in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the Company was most recently purchased by any party, including the Company. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the Company hereby grants the Executive an initial three and one-half percent (3.5%) ownership interest in the Company. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Bradford for “good reason” (each as defined in the Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for the remainder of the term, and (2) any Incentive Bonus as defined by the Employment Agreement.

On January 1, 2016, the Company entered into an agreement with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the Company and Mr. Edmonds entered into a written employment agreement (the “Employment Agreement”) for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Employment Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”).  The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the Company in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the Company was most recently purchased by any party, including the Company. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Edmonds for “good reason” (each as defined in the Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for the remainder of the term, and (2) any Incentive Bonus as defined by the Employment Agreement.

For the year ended December 31, 2017 and 2016, no bonuses were earned by either executive.

NOTE 12- SUBSEQUENT EVENTS

On February 19, 2018, the Company issued a convertible note payable to Mary Williams for $60,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance. The principal shall be amortized in twenty (24) equal monthly payments from month seventh (7) onwards. At any time prior to repayment of the note, Ms. Williams may convert the principal and accrued interest into Deep Green securities at a cost of $0.175 per share.  At the same time, 30,000 common stock purchase warrants were issued to Ms. Williams.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On March 16, 2018, the Company issued a convertible note payable to C. Alvin Roberds, Jr for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance. The principal shall be amortized in twenty (24) equal monthly payments from month thirteen (13) onwards. At any time prior to repayment of the note, Mr. Roberds may convert the principal and accrued interest into Deep Green securities at a cost of $0.175 per share.  At the same time, 25,000 common stock purchase warrants were issued to Mr. Roberds.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On March 16, 2018, the Company issued a convertible note payable to Ellen Bailey for $50,000 at an annual interest rate of 12%. The note will be interest only for the first six months after issuance. The principal shall be amortized in twenty (24) equal monthly payments from month thirteen (13) onwards. At any time prior to repayment of the note, Ms. Bailey may convert the principal and accrued interest into Deep Green securities at a cost of $0.175 per share.  At the same time, 25,000 common stock purchase warrants were issued to Ms. Bailey.  These warrants carry a three-year term with an exercise price of $0.175 per share.

On February 1, 2018 Deep Green Waste & Recycling, Inc. entered into an employment agreement with Josh Beckham. The agreement stipulates that Mr. Beckham shall be employed as Chief Financial Officer of the Company.  This Agreement shall be for a period of four years (the “Initial Term”), commencing upon the date of this Agreement and expiring on midnight of the last night immediately preceding the first day of the fifth (5th) year thereafter, and extended for additional one (1) year “Terms”, unless at least six (6) months prior to the expiration of the then-current Term, written notice is delivered by the party desiring to terminate the Agreement to the other party stating that the Agreement will terminate and not be extended.  This Agreement is also subject to early termination, as provided for within the agreement. Mr. Beckham shall receive a salary of One Hundred Twenty-Eight Thousand Dollars ($128,000) per annum and shall be increased not less than ten percent (10%) and not more than the greater of (i) twenty percent (20%) of the most recent Base Salary; or (ii) a percentage equal to an increase in the Company’s Enterprise Value over the most recently ended calendar year. For purposes of this Agreement, “Enterprise Value” shall mean 1.2 times the Company’s gross annual revenue, net only of any taxes collected for and remitted to a governing body, and less the Company’s total liabilities, as reflected on the Company’s balance sheet.  As an inducement to Mr. Beckham to enter into this Agreement, the Company hereby grants the Executive a vesting ownership interest in the Company.  The Company shall grant the Executive 800,000 shares of the Company’s common stock, 200,000 shares of which will vest immediately upon commencement of employment, and 200,000 shares of which will vest on each of the three subsequent anniversary dates of employment in which the Executive is in the employ of the Company. In addition, on the first anniversary of employment, the Company will pay Mr. Beckham a “Stay” Bonus equal to ten percent (10%) of the Executive’s first year salary of $128,000. For each year of the Agreement in which the Company’s after-tax profits exceed Five Hundred Thousand Dollars ($500,000.00) the Company will pay the Executive a Discretionary Incentive Bonus of no less than three percent (3%) of the Company’s after-tax profits, as determined by the Company’s independent certified public accountant(s) in accordance with generally accepted accounting principles.  At the Executive’s sole and absolute election, any Discretionary Incentive Bonus shall be paid in any combination (i) of cash; (ii) pursuant to a deferred cash compensation arrangement; (iii) in ownership interest; and/or; (iv) in Options Deep Green Waste & Recycling, Inc. (DGWR) has sold 16 commercial trash compactors in the 1st quarter of 2018.  While not historically a significant part of our managed services offerings, we have successfully sold almost $400,000 in compactors, which are scheduled for installation before during 1st and 2nd quarters 2018.

Effective March 15, 2018, Mr. Edmonds and Mr. Bradford agreed to temporarily reduce their salaries in an effort to reduce SG&A and improve operating profitability.  Their new salaries are $165,000 and $106,800, respectively.  Neither Mr. Edmonds or Mr. Bradford are deferring any of their base salary currently.  Other than the temporary salary reductions other terms of their employment agreements remain unchanged.

Effective March 31, 2018, one of our customers that represented 14% of 2017 net revenues, terminated their contract.

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation and Amendments	Item 4	1A-2A
Bylaws	Item 4	1A-2B
Subscription Agreement	Item 4	1A-4
Legal Opinion of Matheau J. W. Stout P.A.	Item 4	1A-12

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on April 26, 2018.

DEEP GREEN WASTE AND RECYCLING, INC.

By: /s/ Bill Edmonds

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title

By: /s/ Bill Edmonds	Chief Executive Officer
Deep Green Waste and Recycling, Inc.
April 30, 2018